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                                                           Exhibit 9(b)



                                 THE GALAXY FUND

                            ADMINISTRATION AGREEMENT
                                  Amendment No. 1


First Data Investor Services Group, Inc.                       December 1, 1995
4400 Computer Drive
Westboro, Massachusetts  01581

Dear Sirs:

  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Administration Agreement between the Trust and First Data Investor Services Group, Inc. (formerly known as The Shareholder Services Group, Inc. d/b/a 440 Financial) ("First Data") dated as of March 31, 1995 (the "Agreement") is herewith amended to provide that First Data shall be the administrator for the Growth and Income, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and Small Cap Value Funds on the terms and conditions contained in the Agreement.

  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                    Very truly yours,

                                    THE GALAXY FUND


                                    By:/s/ John T. O'Neill
                                       --------------------
                                       John T. O'Neill, President

                                    Accepted:

                                    FIRST DATA INVESTOR SERVICES GROUP, INC.


                                    By: /s/ William E. Small EVP
                                        -------------------------